UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a‑12

Paragon 28, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

On January 30, 2025, Paragon 28, Inc. (the “Company”) posted a video for its employees (the “Video”) on the Company’s internal website. The following is a transcript of the Video:

Albert DaCosta

Hello Paragon 28. This is Albert DaCosta here. I’m really excited to be in front of you today to communicate the exciting news that Paragon 28 is now becoming a part of Zimmer Biomet. The announcement was made yesterday that we were acquired by Zimmer Biomet and it means a lot to me to be in front of you here today to explain why this just makes such perfect sense in our quest to become the leader in the foot and ankle market. Our mission and vision have always been the same, and that was to improve outcomes for surgical patients in this market.

This is a young segment of orthopedics. There haven’t been real clear definitions and meaningful research yet done to improve those outcomes, and Paragon has always been on the forefront and we’ve got the passion to be the company to describe that. And as we look at each chapter for this organization and make sure that we enhance all the things that we do so well while improving the things that we need to improve, we came to this conclusion that this chapter for us - aligning ourselves with an organization like Zimmer Biomet, a close to $8 billion organization with resources that we don’t have, and to complement each other, just made perfect sense. In my last six years after having met Ivan Tornos, it became quickly clear to me that culturally we couldn’t align better on improving those outcomes for patients. We’re very, very aware and passionate about the fact that every patient sitting on a table is someone’s family member and it’s not every day that you meet someone with such a sincere passion to do good by your patients to let the technology drive the product and not just fill our bag with more stuff. There is a perfect alignment there and I knew pretty quickly that this day was going to come, that we were going to find a way to enhance both organizations, without damaging the good stuff here. Over the next few months, we’re going to be working towards a close of this deal.

So as of yesterday, an announcement was made that we executed a merger agreement and we’re going to be working on all the approvals to get this to the close at this point in time, we have unanimous board approval from both Paragon 28 and Zimmer Biomet to move forward. But we’re going to be behaving as completely separate organizations until the close and we anticipate that would be in the first half of this year, but likely several months away, we’re going to wait for FTC approvals. We’ve got a few country approvals there as well, so there’s still some work to be done to close, but we’re really excited to be here in front of you today and announce what this means. I want to make sure that you all feel confident that this was the right alignment for us, that this was a way for us to boost the amazing things we do.

This is the largest acquisition for Ivan Tornos to date and it was really important when we were in these negotiations to make sure that we didn’t damage the good stuff of Paragon 28 because as small as we are relative to Zimmer Biomet, our growth trajectory, our market is really exciting for this new organization, we can contribute to the growth of the overall organization. Zimmer Biomet is on a mission here to expand their presence in orthopedics, and the foot and ankle market, as you know is over 5 billion today. We believe the addressable market is significantly more than that.

There are so many indications for us to address here. We still have a rich pipeline of products in development. Technology has always been in the forefront of what we do and it was really important for both Zimmer Biomet and certainly for us that we didn’t slow that down or damage that in any way, shape or form. So we’re gonna be working really closely together to find a way to enhance the good things without throwing away the things that are so important to us. And so, I’m really excited to be here in front of you today.

We’ve had several town hall meetings and I’m looking forward to getting in front of as many of you as possible to continue to describe why this made so much sense for us. I hope you’re excited, I’m excited and I’m really looking forward to this next chapter. Thank you everybody for all the work you do to get us here, all the work you do every single day to support these patients through our surgeon customers. I’m looking forward to continuing to build this with all of you as we conquer the foot and ankle market in a meaningful way and become the first billion-dollar revenue pureplay foot and ankle company Paragon 28 will remain exclusively focused on foot and ankle and we’re excited for that.

Thank you everybody.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding  Paragon 28, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.  In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “are confident that,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “would” or the negative of these terms or other comparable terms.  Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction; anticipated accretion and growth rates; plans, objectives, beliefs, expectations and intentions of the board of directors of Paragon 28 and Paragon 28 management; the financial condition, results of operations and business of Paragon 28; the possibility that the milestone associated with the contingent value rights are achieved in part or at all; and the anticipated timing of closing of the proposed transaction.

These forward-looking statements are based on certain assumptions and analyses made by Paragon 28 in light of Paragon 28’s experience and Paragon 28’s perception of historical trends, current conditions and expected future developments, as well as other factors Paragon 28 believes are appropriate in the circumstances.  These forward-looking statements also are based on the current expectations and beliefs of the management of Paragon 28 and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Risks and uncertainties include, among other things, (i) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of Paragon 28 will approve the proposed transaction and the possibility that the proposed transaction does not close; (ii) risks related to the possibility that competing offers or acquisition proposals for Paragon 28 will be made; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Paragon 28 to pay a termination fee; (iv) risks related to the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (v) the risk that the businesses will not be integrated successfully; (vi) risks relating to the achievement, in part or at all, of the revenue milestone necessary for the payment of any contingent value rights; (vii) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies, and Paragon 28’s ability to attract, motivate or retain key executives, employees and other associates; (viii) risk related to the proposed transaction diverting Paragon 28’s management’s attention from ongoing business operations; (ix) negative effects of this announcement or the consummation of the proposed transaction on the market price of Paragon 28’s common stock and on Paragon 28’s operating results; (x) the risk of litigation, including shareholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the proposed transaction; and (xi) (A) other risks and uncertainties discussed in Paragon 28’s Annual Report on Form 10-K/A, for the fiscal year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q  (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Reports and Quarterly Reports), and (B) other risk factors identified from time to time in other filings with the U.S. Securities and Exchange Commission (the “SEC”).  Filings with the SEC are available on the SEC’s website at www.sec.gov.

The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Paragon 28 undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law,  and expressly disclaim any obligation to revise or update any forward-looking statement to reflect future events or circumstances.

Participants in the Solicitation

Paragon 28 and its directors and executive officers and other members of management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from the stockholders of Paragon 28 in connection with the proposed transaction. Information regarding Paragon 28’s directors and executive officers can be found in Paragon 28’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2024 and subsequent statements of beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and on Paragon 28’s website at www.paragon28.com.  Additional information regarding the interest of Paragon 28’s participants in the solicitation of Paragon 28’s stockholders, which may, in some cases, be different than those of Paragon 28’s stockholders generally, will be set forth in the proxy statement related to the proposed transaction described above and other relevant materials to be filed with the SEC if and when they become available.

Additional Information and Where to Find It

In connection with the proposed transaction, Paragon 28 intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Paragon 28’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF PARAGON 28 ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (if and when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Paragon 28’s website at www.paragon28.com. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Paragon 28, Inc., Robert McCormack, 14445 Grasslands Drive, Englewood, Colorado, telephone: (720) 912-1332.